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                            UNITED STATES OMB Number:        3235-0057
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                       SECURITIES AND EXCHANGE COMMISSION    Expires: December
                                                             31, 2002
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                             Washington, D.C. 20549          Estimated average
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                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
         of the Securities Exchange Act of 1934 (Amendment No. _______)

Check the appropriate box:
[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
     (2))

[X ] Definitive Information Statement

                        SeaView Video Technology, Inc.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

       (2)  Form, Schedule or Registration Statement No.:

       (3)  Filing Party:

       (4)  Date Filed:

                             Republic Bank Building
                          111 2nd Avenue NE, Suite 1600
                            St. Petersburg, FL 33701

                                  June 5, 2001

Notice of Annual Meeting of Stockholders
To Be Held on June 29, 2001

Notice is hereby given that the annual meeting of stockholders (the "Annual
Meeting") of SeaView Video Technology, Inc. will be held at the Republic Bank
Building, Suite 1600 located at 111 2nd Avenue NE, St. Petersburg, FL 33701 on
Friday, June 29, 2001 at 6:30 P.M., local time, for the following purposes:

        a) to elect four directors to our board;

        b) to transact any other business which may properly come before the
           Annual Meeting or any adjournment or  postponement  thereof; and

        c) to report on our current operations and projected activities.

                         WE ARE NOT ASKING FOR A PROXY;
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Board of Directors has fixed May 31, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the Annual
Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of Common Stock at the close of business on such date shall be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

This information statement is being mailed to the Company's stockholders on or about June 6, 2001 by order of the Company's Board of Directors.

The Officers and Directors of the Company cordially invite you to attend the
Annual Meeting.

                                           On behalf of the Board of Directors,
                                           J. R. Cox, Secretary

                              Information Statement

Date, Time and Place Information.

This information statement is furnished on or about June 6, 2001 by the Board of
Directors to holders of SeaView Video Technology, Inc. (the "Company" or
"SeaView") Common Stock, $.01 par value ("Common Stock"), in connection with the
Annual Meeting of Stockholders to be held on June 29, 2001, and any adjournment thereof ("the Meeting" or "Annual Meeting") pursuant to the accompanying Notice of Annual Meeting of Stockholders. Holders of Common Stock are referred to herein collectively as the "stockholders." This annual meeting is for the purpose of: a) electing four directors; b) transacting any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof; and c) reporting on our current operations and projected activities.
The Company's principal executive offices are located at the Republic Bank
Building, 111 2nd Avenue NE, Suite 1600, St. Petersburg, FL 33701.

Voting Securities and Principal Holders Thereof.

The Board of Directors of the Company has fixed May 31, 2001 as the record date for the determination of stockholders entitled to notice and to vote at the
Annual Meeting (the "Record Date"). As of the Record Date, there were approximately 18,119,909 shares of our common stock outstanding, and there were approximately 1317 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The Company's annual report on Form 10-K-A (the "Annual Report") to stockholders for the fiscal year ended December 31, 2000, including audited financial statements, is being transmitted to stockholders of record as of the Record Date concurrently.
Stockholders are urged to read the Annual Report in its entirety.

The presence of the holders of a majority of the Company's outstanding shares of voting stock shall constitute a quorum. Each share of Common Stock (both restricted and free trading common stock) is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting feature applicable to the election of directors. Each stockholder is entitled to as many votes for each director, individually, as shall equal the number of shares held by such person at the close of business on the Record Date. A stockholder may cast all of such votes for a particular nominee or withhold such votes from any or all nominees. Proposals are approved if the number of shares voted in favor exceeds the number voted against. The affirmative vote of a plurality of the shares represented at the Annual Meeting will be necessary for the election of directors.

Abstentions will be treated as negative votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum. If nominee recordholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present or represented for purposes of establishing a quorum.

                         WE ARE NOT ASKING FOR A PROXY;
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners as of March 31, 2001:

The following chart sets forth the ownership of all persons known to the Company to be the beneficial owner of more than five percent of the Company's voting securities. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

                                                  Amount and
                           Name of                nature of
    Title of              Beneficial              beneficial         Percent
     class                 Owner                  ownership          of class

    Common stock        Richard McBride        7,530,000 shares       40.13%
                                                  (direct)

Security Ownership of Management as of March 31, 2001:

The following chart sets forth the amount of the Company's common stock beneficial owned by all directors and nominees individually, and all directors and officers of the Company as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

                                                  Amount and
                           Name of                nature of
    Title of              Beneficial              beneficial         Percent
     class                 Owner                  ownership       of class(1)(2)

    Common            Richard McBride          7,530,000 shares        40.13%
                                                                      (direct)

    Common        George S. Bernardich III       124,250 shares          *
                                                                      (direct)

    Common            Myles J. Gould              22,500 shares          *
                                                                      (direct)

    Common           Bradford M. Gould             5,000 shares          *
                                                                      (direct)

    Common             James R. Cox               35,000 shares          *
                                                                      (direct)

    Common           Michael A. Ambler           109,000 shares          *
                                                                      (direct)

    Common          Daniel F. Mehosky(3)           5,000 shares          *
                                                                      (direct)

    Common           All Directors and
                     Executive Officers
                         As a Group            7,830,750 shares        41.73%

NOTES:
(1)   The asterisk (*) indicates that the percentage of ownership does not exceed one percent of the class.
(2)   Calculations based on 18,766,334 shares outstanding as certified March 31,
      2001.
(3)   Tenure as executive for Registrant ended September, 2000.

Directors and Executive Officers.

At the Annual Meeting, four directors will be elected to serve until the next annual meeting of the stockholders or until their respective successors have been duly elected and qualified. The Board of Directors has nominated George S.
Bernardich III, Myles J. Gould, Bradford M. Gould, and J. R. Cox for election at the Annual Meeting. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve.

The Board of Directors unanimously recommends a vote FOR all director nominees listed below. The Company does not have a standing nominating, audit and/or compensation committee. During the fiscal year ending December 31,2000, our
Board of Directors served as the Company's audit, nominating and compensation committees in the absence of such formal committees of the Board of Directors.
During the last full fiscal year, the Board of Directors held a total of four meetings (including one regularly scheduled meetings and three special meetings)
and took actions by written consent three times. None of our incumbent directors attended less than 75% of the aggregate number of meetings of the Board of
Directors in 2000.

The following sets forth the names, ages and positions of each person who is a director, executive officer or significant employee of the Company.

Name                       Position                                          Age

Richard L. McBride         President/CEO, Chairman of the Board of Directors  48

Myles J. Gould             Director                                           58

James R. Cox               Director, Secretary-Treasurer,
                           Vice President-New Products                        51

Bradford M. Gould          Director                                           31

George S. Bernardich III   President/CEO, Chairman of the Board of Directors  44

        Richard L. McBride, Founder, Former Chairman, President and CEO, age 52

Mr. McBride founded SeaView Underwater Research, Inc. as a Florida Corporation
in 1998, and was President/CEO of that entity. He continued to serve as
President/CEO of SeaView following its acquisition by Gopher, Inc., its reorganization in 1999, and its name change to SeaView Video Technology in 2000.
Mr. McBride continued to serve as our President/CEO until resigning on February
20, 2001. Mr. McBride also served as our Chairman from about April 1999 until resigning on February 20, 2001. Mr. McBride currently provides consulting services to the Company relating to its research and development activities, pursuant to an employment agreement with the Company (described below).

Mr. McBride worked in the advertising-marketing field for more than 25 years prior to his invention of the SeaView products. He was an early pioneer in the direct-response television industry and has successfully developed markets for hundreds of products. His client list during those years included Holiday Inn,
Sears Roebuck & Co., Ace/Trustworthy Hardware, and others of national prominence. Many of the small-company products he launched in "1-800" television campaigns are still profitable retail-store items, more than a decade after their introduction.

Last month, Rich McBride, along with our Company, was named in a civil action that was filed in the United States District Court for the Middle District of
Florida by one of our shareholders. The case was filed as a "class action" suit and alleges violations of Sections 10 (b) and 20 (a) of the Securities Act of
1934 and Rule 10b-5, thereunder. The Company's legal counsel is currently assessing the allegations of the complaint and is unable at this time to provide an opinion regarding the merits of the suit, its likely outcome and/or its likely effect on the Company. However, if the Company were unsuccessful in defending this lawsuit, this matter would have a material adverse effect on our financial condition and operations. Presently, Mr. McBride does not have a material interest adverse to the Company with respect to the suit; however, it is possible that a conflict of interest between Mr. McBride and the Company could develop in the future.

On February 14, 2001, the Company entered into a Consulting and Licensing
Agreement with Mr. McBride for the granting of licensing rights to various patents, patent applications, and provisional patent applications (the "Licensed
Technology") and for exclusive consulting services to be provided to the
Company. This agreement superseded all prior agreements between the Company and
Mr. McBride, including the March 25, 1999 professional services agreement
(pursuant to which the Company previously issued 2,700,000 shares of restricted common stock to Mr. McBride). In exchange for the services and licensing rights covered in the February 14, 2001 agreement, the Company issued Mr. McBride an additional 1,000,000 shares of restricted common stock that have been valued by the Company at $743,750. Under the terms of the Consulting and Licensing
Agreement, Mr. McBride will provide exclusive consulting services to the Company through March 31, 2003 unless mutually extended by the parties in writing, and will grant licensing rights to the Licensed Technology for an initial period of fourteen contiguous years.

During the first and second quarter of 2000, the Company accepted several non-interest bearing notes totaling $1,765,893 from Mr. McBride. These notes were collateralized by 6.5 million shares of company stock. During April 2000,
$1,146,534 was repaid; the remaining balance was repaid by Mr. McBride in April
2001.

        Myles J. Gould, Director, age 58

Mr. Gould has been a Director of our Company since April 1999, and his current term as a Director will continue until the annual meeting of 2001. Mr. Gould has been involved in the development of real estate projects for more than 30 years.
His firm, Gould & Company, is based in Atlanta, Georgia. Mr. Gould has developed over 2000 acres for diverse applications including shopping centers, office complexes, and multiple- and single-occupancy residential developments. He has spoken on many occasions on the subject of apartment-to-condominium conversions.
Mr. Gould formerly served as a Director for Modular Systems, Inc., a factory-assembled housing company. Mr. Gould is not involved in any material legal proceedings in which he is an adverse party to the Company or has a material interest adverse to the Company.

        James R. Cox, Director, Secretary-Treasurer, Vice President
           -New Products, age 51

Mr. Cox joined the Company in May, 1998, shortly after its inception. He was named an officer and director in 1999. Mr. Cox's current term as a Director will continue until the annual meeting of 2001. Mr. Cox followed his early interest in communications technology into a 30-year career in broadcasting and commercial production. He has worked in station operations management for a number of companies, as well as in contract services for broadcasters, audio and video production, and as an electronics technician. Mr. Cox is not involved in any material legal proceedings in which he is an adverse party to the Company or has a material interest adverse to the Company.

        Dr. Bradford M. Gould, Director, age 31

Dr. Gould has been a Director of our Company since April 1999, and his current term as a Director will continue until annual meeting of 2001. Dr. Gould received a Bachelor's Degree in Marine Science and Biology from the University of Miami in 1992. He earned his Master's Degree from the University of Hawaii from 1992 through 1995, identifying pollutants and their sources in Manmala Bay,
Honolulu. After attending the Medical College of Georgia from 1995 to 1999, he entered the residency program at St. Vincent's Hospital, Jacksonville, Florida.
Dr. Gould is currently in the Residency Family Practice Program at Greenville
Memorial Hospital in South Carolina. Dr. Gould is not involved in any material legal proceedings in which he is an adverse party to the Company or has a material interest adverse to the Company.

        George S. Bernardich, III,  Chairman of the Board/President/CEO, age 44

Mr. Bernardich joined the Company in November 2000 following a 28-year career with the J.C. Penney Co., Inc. Mr. Bernardich initially served as our Chief
Operating Officer until February 2001, when he became our President and Chief
Executive Officer. While at J.C. Penney Co., Inc., Mr. Bernardich's employment included increasing levels of responsibility in store, district, and corporate level management. His most recent positions were Catalog Media Manager / Buyer and Director of Merchandise Synergies for the Eckerd Drug Division. Mr.
Bernardich is not involved in any material legal proceedings in which he is an adverse party to the Company or has a material interest adverse to the Company.

Compensation of Directors and Executive Officers (as of December 31, 2000)

Summary Compensation Table

----------------------- ------------------------------------------- -------------------------------------------------------
                                   ANNUAL COMPENSATION                              LONG TERM COMPENSATION
----------------------- ------------------------------------------- ---------------------------- --------- ----------------
                                                                              Awards             Payouts
----------------------- ------- --------- --------- --------------- ------------ --------------- --------- ----------------
                                                                     Restricted    Securities
                                                      ($) Other        Stock       Underlying                     ($)
      Name and                   Salary     Bonus       Annual         Awards       Options       LTIP         All Other
  Principal Position     Year     ($)        ($)     Compensation       ($)        / SARs ($)    Payouts     Compensation
----------------------- ------- --------- --------- --------------- ------------ --------------- --------- ----------------
 Richard L. McBride,     2000    40,620       0            0           33,332           0            0             0
    CEO/President
----------------------- ------- --------- --------- --------------- ------------ --------------- --------- ----------------
                         1999        0        0            0           25,694           0            0             0
                          (1)
----------------------- ------- --------- --------- --------------- ------------ --------------- --------- ----------------
     James R. Cox        2000    35,244       0            0           14,788           0            0             0
     Treasurer/VP
----------------------- ------- --------- --------- --------------- ------------ --------------- --------- ----------------
                         1999    28,600       0            0              0             0            0             0
----------------------- ------- --------- --------- --------------- ------------ --------------- --------- ----------------
 George S. Bernardich    2000     6,250       0            0              0             0            0             0
         COO              (2)
----------------------- ------- --------- --------- --------------- ------------ --------------- --------- ----------------
                         1999      na        na           na             na            na           na            na
----------------------- ------- --------- --------- --------------- ------------ --------------- --------- ----------------
  Daniel F. Mehosky      2000    30,666       0            0            2,113           0            0             0
    VP Operations         (3)
----------------------- ------- --------- --------- --------------- ------------ --------------- --------- ----------------
                         1999      na        na           na             na            na           na            na
----------------------- ------- --------- --------- --------------- ------------ --------------- --------- ----------------

NOTES:
The Registrant did not become a reporting company until March of 1999.
Calculations exclude standard group-insurance benefits applied equally to all salaried employees, as defined by §209.402(a).

(1) The named executive received no compensation in the form of salary for this accounting period.
(2) The named executive joined the company in November of 2000.
(3) The named executive worked for the company approximately 22 weeks, ending in
    September of 2000.

Compensation of Directors.

Our Directors do not receive an annual fee for serving as directors and/or attending our regularly scheduled or specially called board meetings at which their attendance is required. All directors receive reimbursement for reasonable expenses incurred in attending each meeting of the Board of Directors.

Employment contracts.

On February 14, 2001, the Company entered into a Consulting and Licensing
Agreement with Mr. McBride for the granting of licensing rights to various patents, patent applications, and provisional patent applications (the "Licensed
Technology") and for exclusive consulting services to be provided to the
Company. This agreement superseded all prior agreements between the Company and
Mr. McBride, including the March 25, 1999 professional services agreement
(pursuant to which the Company previously issued 2,700,000 shares of restricted common stock to Mr. McBride). In exchange for the services and licensing rights covered in the February 14, 2001 agreement, the Company issued Mr. McBride an additional 1,000,000 shares of restricted common stock that have been valued by the Company at $743,750. Under the terms of the Consulting and Licensing
Agreement, Mr. McBride will provide exclusive consulting services to the Company through March 31, 2003 unless mutually extended by the parties in writing, and will grant licensing rights to the Licensed Technology for an initial period of fourteen contiguous years.

Other than the employment agreement with Mr. McBride, we do not have any such employment contracts with any other Directors, Executive Officers, and/or Key employees.

The Company did not have a compensation committee in 2000. The full Board of
Directors has made all decisions regarding executive officer compensation. Mr.
McBride receives compensation under the consulting agreement described above.
Mr. Bernardich and Mr. Cox, both of whom are members of the Board of Directors, receive compensation as executive officers.

Other than base salaries, there were no additional compensation plans or policies in place for any executive officer as of December 31, 2000. No cash bonuses were granted during fiscal year 2000. Restricted stock compensation to officers, as outlined in the "Summary Compensation Table" above, related to fiscal year 1999 awards that were not granted until the 2000 fiscal year.

Independent Public Accountants.

Selection of the independent auditor for the Company is made by the Board of
Directors. During the fiscal year ending December 31, 2000, the Board of
Directors served as the Company's Audit Committee with regard to audit and accounting issues in the absence of a formal committee. Accounting Consultants,
Inc.; Carol L. McAtee, CPA, currently serves as the Company's independent auditor. Representatives of Accounting Consultants, Inc. will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions. The Board of Directors has not yet selected the auditors for fiscal 2001.